Exhibit 99.1

Investor and Financial Contacts:
Paul Goodson or Eric Winzer
(760) 603-7200

Invitrogen Announces Second Quarter Results

Record Sales and Pro Forma Earnings Achieved

CARLSBAD, CA, July 24, 2003 — Invitrogen Corporation (Nasdaq: IVGN) today announced record results for its second quarter ended June 30, 2003. Revenues for the second quarter were $192.4 million, an increase of 17% over the $164.3 million reported for the second quarter of 2002. Net income for the quarter ended June 30, 2003 was $16.9 million, or $0.34 per share, which compares to $8.1 million, or $0.15 per share, in the comparable quarter of 2002. Reported net income and earnings per share increased 110% and 127%, respectively. The company has regularly reported pro forma results which exclude merger related amortization and business integration costs. Second quarter pro forma net income was $29.4 million, or $0.56 per share, compared with pro forma net income in the second quarter of 2002 of $27.0 million, or $0.49 per share. Pro forma net income and pro forma earnings per share increased 9% and 14%, respectively.

“We are very pleased with our second quarter and first half performance,” remarked Greg Lucier, Invitrogen’s President and CEO. “The company has done well and we expect to build on this performance going forward. Our plans are to improve operational efficiencies so that we can shift spending toward new product development and customer service activities while maintaining or improving our profitability. A greater investment in R&D will allow us to accelerate our organic engine and keep us at the leading edge of innovation.”

Revenues for the six months ended June 30, 2003, were $373.0 million, an increase of 15% over the $324.2 million recorded for the first half of 2002. Net income for the six months ended June 30, 2003, was $33.8 million, or $0.67 per share, which compares to $22.6 million, or $0.42 per share, in the comparable period of 2002. Reported net income and earnings per share increased 50% and 60%, respectively. Pro forma net income for the six months ended June 30, 2003, was $56.6 million, or $1.08 per share, compared with pro forma net income for the same period in 2002 of $52.1 million, or $0.95 per share. Pro forma net income and pro forma earnings per share increased 9% and 14%, respectively.

Reconciliations between Invitrogen’s results and pro forma results for the periods reported are presented at the end of this press release with additional information presented on the Investor Relations web page at www.invitrogen.com.

Invitrogen Corporation Announces Second Quarter 2003 Results

The second quarter revenue growth of 17% included 7% from favorable changes in foreign currency exchange rates. Cell culture revenues increased 30% in the second quarter as sales for both research and production applications posted strong increases. Favorable foreign currency rates accounted for 8% of the increase. Sales of molecular biology products increased 10% in the second quarter of 2003 compared with the same period in 2002. Favorable foreign currency rates accounted for 6% of the increase.

Revenues for the six months ended June 30, 2003 grew 15%, of which 7% resulted from favorable foreign currency exchange rates. For the same period, cell culture revenues increased 27% reflecting strong increases for both research and production applications aided by an 8% impact from favorable foreign currency rates. Sales of molecular biology products increased 9% for the six months ended June 30, 2003 versus the same period in 2002. The increase includes 6% from favorable foreign currency rates.

Second quarter 2003 gross margins were 62%, compared with 59% in the second quarter of 2002. Molecular biology gross margins increased to 69% in the second quarter of 2003 from 62% last year. Price increases, cost improvements and favorable changes in currency rates were the principal reasons for the increase. Second quarter molecular biology gross margins also included a $1.7 million benefit from the reversal of previously accrued royalty expense. This benefit occurred when it was determined that certain products were not subject to license agreements. Cell culture gross margins decreased to 52% from 53% in the comparable quarter of 2002, principally due to lower gross margins on serum products.

Operating income was 13% of revenues in the second quarter of 2003 versus 7% for the second quarter of 2002. Higher business integration expenses in 2002 related to the closure of the company’s Huntsville, Alabama operations and the Life Technologies integration account for the increase in the operating income percentage.

Operating income before business integration costs and merger-related amortization was 24% of revenues in the second quarter of 2003 compared with 26% in the second quarter of 2002. Research and development expenses increased 64% as the company increased its investment in R&D to 6.5% of sales in the second quarter of 2003 compared with 4.7% of sales in the second quarter of 2002.

Investment income was $5.9 million in the second quarter of 2003, and was $1.0 million lower than in the same quarter of 2002 due to lower investment balances and rates of return. Other income (expense), net, was a gain in the second quarter of 2003 compared with a loss in 2002 as the company recognized a deferred gain on a previously sold business in 2003 compared with losses on sold businesses in 2002.

Cash flows from operating activities were $36 million in the second quarter of 2003 and $62 million for the six months ended June 30, 2003. Capital expenditures were $7 million during the second quarter of 2003 and $13 million for the six months ended June 30, 2003. No cash has been used to repurchase Company shares in 2003.

Invitrogen Corporation Announces Second Quarter 2003 Results

Conference Call and Webcast Today at 11:00 am Eastern
The company will discuss its second quarter 2003 results and its business outlook on its conference call at 11:00 am Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call, will be posted at the company’s Investor Relations web site at www.invitrogen.com.

The slides and audio portion of the call can be heard live over the Internet at http://www.vcall.com/CEPage.asp?ID=84081 and will be archived at this address for 30 days. You will need RealPlayer for the web cast. Interested parties can participate in the conference call by dialing (201) 689-8049 after 10:50 am Eastern Time. A replay of the call will be available until August 1 by dialing (877) 660-6853 and using account number 1628, confirmation number 69919.

About Invitrogen
Invitrogen Corporation (Nasdaq: IVGN) provides products and services that support academic and government research institutions, and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bio-production. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, bio-informatics and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California and conducts business in more than 70 countries around the world. The company globally employs approximately 3,000 scientists and other professionals. For more information about Invitrogen visit the company’s web site at www.invitrogen.com.

For more information about Invitrogen Corporation, please visit the web site at www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures
The company has regularly reported pro forma results which exclude merger related amortization and business integration costs to provide a supplemental comparison of results of operations. Management excludes these costs when analyzing operations since they are principally non-cash or other costs resulting primarily from business restructurings or purchase accounting that are separate from ongoing operations. Management also believes that the pro forma results provide investors with additional useful information concerning the company’s ability to generate cash flows.

The financial information excluding these items should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Reconciliations between GAAP results and pro forma results are presented on page 6.

Safe Harbor Statement
Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements

Invitrogen Corporation Announces Second Quarter 2003 Results

include, but are not limited to Invitrogen’s ability to: 1) improve operational efficiencies and / or shift spending toward new product development and customer service; 2) maintain or improve profitability; 3) make a greater investment in R&D; 4) accelerate organic growth; and 5) keep the company at the leading edge of innovation. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited a) the Company’s ability to identify and implement measures to effect cost savings and efficiency improvements; b) the company’s ability to identify promising technology, new product development opportunities and investment opportunities for customer service improvements; c) the Company’s ability to control its expense structure; and d) customer reaction to the Company’s existing and new product offerings, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

Invitrogen Corporation Announces Second Quarter 2003 Results

INVITROGEN CORPORATION AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months		For the Six Months
(in thousands, except per share data)(unaudited)	Ended June 30,		Ended June 30,

	2003	2002	2003	2002

Revenues	$192,387	$164,290	$373,029	$324,179
Cost of revenues	73,510	67,594	144,963	135,530

Gross margin	118,877	96,696	228,066	188,649

Operating expenses:
Sales and marketing	39,049	30,175	74,868	59,637
General and administrative	22,817	16,682	42,661	32,310
Research and development	12,564	7,683	23,189	15,317
Purchased intangibles amortization	18,831	16,072	35,507	32,143
Business integration costs	73	14,527	393	15,890

Total operating expenses	93,334	85,139	176,618	155,297

Income from operations	25,543	11,557	51,448	33,352

Other income (expense):
Interest income	5,860	6,852	12,034	12,933
Interest expense	(6,213)	(6,057)	(12,702)	(12,084)
Other income (expense), net	613	(680)	336	(807)

Total other income and expense, net	260	115	(332)	42

Income before provision for income taxes and minority interest	25,803	11,672	51,116	33,394
Income tax provision	(8,387)	(3,308)	(16,664)	(10,309)
Minority interest	(485)	(301)	(609)	(503)

Net income	$16,931	$8,063	$33,843	$22,582

Net income per common share:
Basic	$0.34	$0.15	$0.68	$0.43

Diluted	$0.34	$0.15	$0.67	$0.42

Weighted average shares used in per share calculation:
Basic	50,057	53,104	50,028	53,063
Diluted	50,462	53,401	50,352	53,445

Invitrogen Corporation Announces Second Quarter 2003 Results

INVITROGEN CORPORATION AND SUBSIDIARIES
RECONCILATION OF GAAP EARNINGS TO PRO FORMA EARNINGS(1) AND
EBITDA INFORMATION

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

(in thousands, except per share data)(unaudited)	2003	2002	2003	2002

Pro forma net income excluding business integration costs and merger-related amortization, net of tax:
Income before provision for income taxes and minority interest reported under GAAP	$25,803	$11,672	$51,116	$33,394
Add back business integration costs and merger-related amortization:
Amortization of purchased intangibles	18,831	16,072	35,507	32,143
Amortization of inventory revaluation costs	1,656	—	1,656	—
Amortization of deferred compensation	—	34	—	138
Business integration costs	73	14,527	393	15,890

Total business integration costs and merger-related amortization	20,560	30,633	37,556	48,171
Pro forma income before provision for income taxes and minority interest	46,363	42,305	88,672	81,565
Income tax provision at pro forma effective tax rate(2)	(16,459)	(15,018)	(31,479)	(28,955)
Minority interest	(485)	(301)	(609)	(503)

Pro forma net income	$29,419	$26,986	$56,584	$52,107

Calculation of pro forma earnings per share(3):
Pro forma net income	29,419	26,986	56,584	52,107
Interest expense on subordinated debt, net of tax	2,081	2,207	4,158	4,410

Pro forma numerator for diluted earnings per share	$31,500	$29,193	$60,742	$56,517

Pro forma earnings per share:
Basic	$0.59	$0.51	$1.13	$0.98

Diluted	$0.56	$0.49	$1.08	$0.95

Weighted average shares used in pro forma per share calculations:
Basic	50,057	53,104	50,028	53,063
Dilutive stock options	378	297	310	382
Contingently issuable restricted stock	27	—	14	--
Dilutive shares from assumed conversion of convertible subordinated debt	5,807	5,807	5,807	5,807

Diluted	56,269	59,208	56,159	59,252

Earnings Before Interest, Taxes, Depreciation, Amortization and Business Integration Costs:
Income from operations reported under GAAP	$25,543	$11,557	$51,448	$33,352
Add back business integration costs and merger-related amortization	20,560	30,633	37,556	48,171
Add back depreciation	6,296	4,883	12,246	9,342
Add back amortization of all other intangible assets	787	745	1,586	1,584

EBITDA and business integration costs	$53,186	$47,818	$102,836	$92,449

(1)	The company has regularly reported pro forma results which exclude the amortization of purchased intangibles, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules, amortization of deferred compensation and business integration costs to provide a supplemental comparison of results of operations.

(2)	The company’s effective income tax rate used in the calculation of pro forma net income differs from the effective income tax rate applied for GAAP purposes. The effective income tax rate on GAAP pre-tax income is lower because the expenses included in GAAP pre-tax income, but excluded from pro forma pre-tax income, produce a tax benefit in a taxing jurisdiction having a higher tax rate than the company’s overall average income tax rate.

(3)	Pro forma diluted earnings per share includes the potential dilution from the 2006 Convertible Subordinate Debt, and, using the treasury stock method, assumes that the debt was converted at the beginning of the period presented with related interest expense,

Invitrogen Corporation Announces Second Quarter 2003 Results

net of tax, added back to the numerator and shares from the assumed conversion of the debt added to the denominator. The 2007 Convertible Subordinated Debt was not dilutive for GAAP earnings per share.

Invitrogen Corporation Announces Second Quarter 2003 Results

INVITROGEN CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT HIGHLIGHTS AND RECONCILATION OF GAAP TO
PRO FORMA OPERATING MARGIN
FOR THE THREE MONTHS ENDED JUNE 30, 2003 AND 2002

			Corporate
	Molecular	Cell	And
(dollars in thousands)(unaudited)	Biology	Culture	Unallocated(1)	Total

Segment Results for the Three Months Ended June 30, 2003
Revenues from external customers	$119,780	$72,607	$—	$192,387

Gross margin	82,514	38,019	(1,656)	118,877

Gross margin as a percentage of revenues	69%	52%		62%
Selling, administrative and R&D	52,174	15,147	7,109	74,430
Business integration costs and merger-related amortization	—	—	18,904	18,904

Income (loss) from operations	30,340	22,872	(27,669)	25,543
Operating margin as a percentage of revenues	25%	32%		13%
Add back business integration costs and merger-related amortization	—	—	20,560	20,560

Pro forma operating income (loss)	$30,340	$22,872	$(7,109)	$46,103

Pro forma operating margin as a percentage of revenues	25%	32%		24%
Segment Results for the Three Months Ended June 30, 2002
Revenues from external customers	$108,526	$55,764	$—	$164,290

Gross margin	67,261	29,439	(4)	96,696

Gross margin as a percentage of revenues	62%	53%		59%
Selling, administrative and R&D	37,409	12,257	4,874	54,540
Business integration costs and merger-related amortization(2)	—	—	30,599	30,599

Income (loss) from operations	29,852	17,182	(35,477)	11,557
Operating margin as a percentage of revenues	28%	31%		7%
Add back business integration costs and merger-related amortization(3)	—	—	30,633	30,633

Pro forma operating income (loss)	$29,852	$17,182	$(4,844)	$42,190

Pro forma operating margin as a percentage of revenues	28%	31%		26%

(1)	Unallocated items for the Three Months Ended June 30, 2003 and 2002 include costs for purchase accounting inventory revaluations of $1.7 million and $0, amortization of purchased intangibles of $18.8 million and $16.1 million, amortization of deferred compensation of $0 and $0.1 million, and business integration costs of $0.1 million and $14.5 million, respectively, which are not allocated by management for purposes of analyzing the operations, since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

(2)	Excludes deferred compensation for the three months ended June 30, 2002 of $0.1 million which is allocated to operating expenses.

(3)	Includes amortization of deferred compensation costs.

Invitrogen Corporation Announces Second Quarter 2003 Results

     INVITROGEN CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT HIGHLIGHTS AND RECONCILIATION OF GAAP TO
PRO FORMA OPERATING MARGIN
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002

			Corporate
	Molecular	Cell	And
(dollars in thousands)(unaudited)	Biology	Culture	Unallocated(1)	Total
Segment Results for the Six Months Ended June 30, 2003
Revenues from external customers	$236,152	$136,877	$—	$373,029

Gross margin	158,409	71,313	(1,656)	228,066

Gross margin as a percentage of revenues	67%	52%		61%
Selling, administrative and R&D	97,900	29,672	13,146	140,718
Business integration costs and merger-related amortization	—	—	35,900	35,900

Income (loss) from operations	60,509	41,641	(50,702)	51,448
Operating margin as a percentage of revenues	26%	30%		14%
Add back business integration costs and merger-related amortization	—	—	37,556	37,556

Pro forma operating income (loss)	$60,509	$41,641	$(13,146)	$89,004

Pro forma operating margin as a percentage of revenues	26%	30%		24%
Segment Results for the Six Months Ended June 30, 2002
Revenues from external customers	$216,292	$107,887	$—	$324,179

Gross margin	134,095	54,564	(10)	188,649

Gross margin as a percentage of revenues	62%	51%		58%
Selling, administrative and R&D	75,191	23,577	8,496	107,264
Business integration costs and merger-related amortization (2)	—	—	48,033	48,033

Income (loss) from operations	58,904	30,987	(56,539)	33,352
Operating margin as a percentage of revenues	27%	29%		10%
Add back business integration costs and merger-related amortization (3)	—	—	48,171	48,171

Pro forma operating income (loss)	$58,904	$30,987	$(8,368)	$81,523

Pro forma operating margin as a percentage of revenues	27%	29%		25%

(1)	Unallocated items for the Six Months Ended June 30, 2003 and 2002 include costs for purchase accounting inventory revaluations of $1.7 million and $0, amortization of purchased intangibles of $35.5 million and $32.1 million, amortization of deferred compensation of $0 and $0.1 million, and business integration costs of $0.4 million and $15.9 million, respectively, which are not allocated by management for purposes of analyzing the operations, since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

(2)	Excludes deferred compensation for the six months ended June 30, 2002 of $0.1 million which is allocated to operating expenses.

(3)	Includes amortization of deferred compensation costs.

Invitrogen Corporation Announces Second Quarter 2003 Results

INVITROGEN CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30,	December 31,
(in thousands)	2003	2002

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$541,070	$537,817
Short-term investments held-to-maturity	308,107	184,188
Restricted cash and investments	6,883	9,370
Trade accounts receivable, net of allowance for doubtful accounts	119,021	95,104
Inventories	98,045	85,531
Deferred income taxes	35,119	28,679
Prepaid expenses and other current assets	29,162	27,762

Total current assets	1,137,407	968,451
Property and equipment, net	149,000	136,151
Goodwill	764,062	768,459
Intangible assets, net	383,289	344,180
Long-term investments held-to-maturity	165,842	338,488
Other assets	60,504	59,237

Total assets	$2,660,104	$2,614,966

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations	$165	$2,456
Accounts payable, accrued expenses and other current liabilities	108,159	108,021
Income taxes	19,226	30,478

Total current liabilities	127,550	140,955
Long-term obligations and reserves	18,577	24,664
Pension liabilities	22,648	21,997
Deferred income tax liability	119,382	108,737
2 1/4% Convertible Subordinated Notes due 2006	500,000	500,000
5 1/2% Convertible Subordinated Notes due 2007	172,500	172,500
Minority interest	3,987	3,503
Stockholders’ equity	1,695,460	1,642,610

Total liabilities and stockholders’ equity	$2,660,104	$2,614,966